UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RMG Acquisition Corp. III
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(l) and 0-11.

RMG ACQUISITION CORP. III

57 Ocean, Suite 403
5775 Collins Avenue
Miami Beach, Florida 33140

PROXY STATEMENT SUPPLEMENT

October 8, 2024

TO THE SHAREHOLDERS OF RMG ACQUISITION CORP. III:

This corrective supplement to the definitive proxy statement of RMG Acquisition Corp. III dated October 7, 2024 (the “Proxy Statement”), corrects certain disclosures contained in the Proxy Statement as follows. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement.

Redemption Deadline:

The Proxy Statement erroneously disclosed the redemption deadline in certain sections of the Proxy Statement (the “Redemption Deadline”). The correct Redemption Deadline is prior to 5:00 p.m., Eastern Time, on October 10, 2024 (two business days prior to the vote at the Extraordinary General Meeting).

All other information contained in the Proxy Statement remains unchanged.

Accordingly, all references to the Redemption Deadline in the Proxy Statement are hereby replaced with 5:00 p.m., Eastern Time, on October 10, 2024.